EXHIBIT 4.1

                                   RESOLUTIONS

RESOLVED, that in payment for services provided to the Company by the individual members of its Board of Directors during the calendar years 2000 and 2001, the Company grants 909,091 shares of the Company's common stock to be registered in a registration statement on Form S-8 to be filed with the Securities and Exchange Commission ("SEC") promptly after the Company becomes current in all if its filing obligations under the Securities Exchange Act of 1934 (the "Exchange Act").

RESOLVED, that in payment for consulting services provided to the Company by Charlotte Given from February 16, 2001 through April 30, 2001, the Company grants 300,000 shares of the Company's common stock to be registered in a registration statement on Form S-8 to be filed with the Securities and Exchange Commission ("SEC") promptly after the Company becomes current in all of its filing obligations under the Securities Exchange Act of 1934 (the "Exchange Act").

RESOLVED, that in payment for legal services provided to the Company by Myles J. Tralins from January 26, 2001 through November 15, 2001, the Company grants 350,000 shares of the Company's common stock to be registered in a registration statement on Form S-8 to be filed with the Securities and Exchange Commission ("SEC") promptly after the Company becomes current in all of its filing obligations under the Securities Exchange Act of 1934 (the "Exchange Act").